UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2025

INTELLINETICS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-41495	87-0613716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

2190 Dividend Dr., Columbus, Ohio	43228
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (614) 388-8908

Intellinetics, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INLX	NYSE American

Securities registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 28, Intellinetics Inc. (the “Company”) entered into an At The Market Offering Agreement (the “ATM Agreement”) with Lucid Capital Markets, LLC (the “Agent”) pursuant to which the Company may offer and sell shares of the Company’s common stock, $0.001 par value per share (“Common Stock”) from time to time, to or through the Agent, acting as sales agent or principal.

The offer and sale of shares of Common Stock through the Agent will be made pursuant to the Registration Statement on Form S-3 (File No. 333-286586), which was declared effective by the Securities and Exchange Commission (the “SEC”) on April 22, 2025, and a related prospectus supplement filed with the SEC on May 28, 2025, pursuant to which the Company is offering shares of its Common Stock having an aggregate offering price of up to $10,000,000 from time to time through the Agent.

Under the ATM Agreement, the Company may offer and sell shares of Common Stock through the Agent by any method deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended, including sales made directly on or through the NYSE American, sales made to or through a market maker other than on an exchange or otherwise, directly to the Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. The Agent has agreed to use commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such shares in accordance with the Company’s instructions (including as to price, time or size limit or other parameters or conditions the Company may impose). The Company will pay the Agent a commission of 3.0% of the gross sales price of any shares of Common Stock sold under the ATM Agreement. The Company has also provided the Agent with customary indemnification rights and has agreed to reimburse the Agent for certain specified expenses up to $60,000, plus up to $2,500 per quarter while the ATM Agreement remains in effect. The ATM Agreement may be terminated by the Company at any time upon five (5) business days’ prior written notice to the Agent, or by the Agent at any time.

The Company is not obligated to sell, and the Agent is not obligated to buy or sell, any shares of Common Stock under the ATM Agreement. Neither the Company nor the Agent can provide any assurance that the Company will sell any shares under the ATM Agreement, or, if sold, as to the price or amount of shares that may be sold or the dates when such sales may take place.

The foregoing description of the ATM Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ATM Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of McDonald Carano LLP relating to the Common Stock being offered pursuant to the ATM Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Name of Exhibit

1.1	At the Market Offering Agreement, dated May 28, 2025, by and between Intellinetics, Inc. and Lucid Capital Markets, LLC

5.1	Opinion of McDonald Carano LLP.

23.1	Consent of McDonald Carano LLP (contained in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLINETICS, INC.

	By:	/s/ James F. DeSocio
James F. DeSocio
President and Chief Executive Officer

Dated: May 28, 2025